AMENDMENT TO PROMISSORY NOTE

THIS AMENDMENT, dated as of December 3, 2013 (the “Amendment”) to the Promissory Note referred to below is entered into between Desert Hawk Gold Corp., a Nevada corporation, (the “Company”) and Ibearhouse LLC (the “Note Holder”).

WHEREAS, on July 14, 2010, the Company and the Note Holder entered into an Amended and Restated 15% Convertible Promissory Note (the “Note”), as corrected;

WHEREAS, the original maturity date of the Note was November 30, 2012, which date was extended to November 30, 2013 through provisions in the Note; and

WHEREAS, the parties hereto wish to amend the Note to extend the maturity date thereof.

NOW THEREFORE, in consideration of the receipt of good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

MATURITY:  The maturity date of the Note is hereby extended to November 30, 2014.

EFFECTIVE DATE:  The effective date of this Amendment shall be November 30, 2013.

PENALTY SHARES:  In consideration of the extension of the maturity date of the Note, the Company hereby agrees to issue the Note Holder 150,000 shares of the Company’s common stock.

SHARES IN LIEU OF INTEREST:  The quarterly issuance of shares of the Company’s common stock in lieu of interest shall continue until the maturity date.

GENERAL PROVISIONS:

(a)

Except as amended hereby, the Note shall continue to be, and shall remain, in full force and effect.  This Amendment shall not, except as otherwise provided herein, be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Note or (ii) to prejudice any right or rights which the parties may now have or may have in the future under or in connection with the Note, as the same may be amended, restated, supplemented or otherwise modified from time to time.

(b)

The terms of the Note are incorporated herein by reference and shall form a part of this Amendment as if set forth herein in their entirety.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed by its officer thereunto duly authorized, as of the respective dates set forth below.

DESERT HAWK GOLD CORP.

Date:  December 3, 2013

By /s/ Rick S. Havenstrite

      Rick S. Havenstrite, President

IBEARHOUSE LLC

Date:  December 3, 2013

By /s/ Kelley Price

      Kelley Price, Manager

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